United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 9, 2023

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 9, 2023, Realty Income Corporation (the “Company,” “our,” “us” or “we,” which terms include, unless otherwise expressly stated or the context otherwise requires, its consolidated subsidiaries) provided certain updates with respect to its recent property investments and capital raising, as set forth below.

Unless as otherwise indicated or the context otherwise requires, for purposes of the following disclosures, (a) references to our “revolving credit facility” and similar references mean our $4.25 billion unsecured revolving credit facility (excluding a $1.0 billion expansion option, which is subject to obtaining lender commitments and other customary conditions) and references to our “commercial paper programs” and similar references mean, collectively, our $1.5 billion U.S. Dollar-denominated unsecured commercial paper program and our $1.5 billion Euro-denominated unsecured commercial paper program; (b) references to our “clients” mean our tenants, (c) references to “contractual rent” for any period means the aggregate cash amount charged to clients under leases, including monthly base rent receivables but excluding percentage rent and contractually obligated reimbursements by our clients, for such period, (d) references to “GBP,” “Sterling” and “£” are to the lawful currency of the United Kingdom; and (e) references to “Euro” and “€” are to the lawful currency of the European Union. For purposes of determining the aggregate amount of borrowings outstanding under our revolving credit facility as of any specified date, borrowings denominated in GBP and Euros are translated into U.S. dollars using the applicable exchange rates as in effect from time to time.

Acquisitions Update

During the three and twelve months ended December 31, 2022, inclusive of the acquisition of the land and real estate assets of Encore Boston Harbor Resort and Casino from Wynn Resorts, Limited (the “Encore Acquisition”), we invested approximately $3.9 billion and $9.0 billion, respectively, in properties and properties under development or expansion at an initial weighted average cash lease yield of approximately 6.1% and 5.9%, respectively. During the three and twelve months ended December 31, 2022, excluding the Encore Acquisition, we invested approximately $2.2 billion and $7.3 billion, respectively, at an initial weighted average cash lease yield of approximately 6.2% and 6.0%, respectively, in properties and properties under development or expansion.

With respect to the properties and properties under development or expansion in which we have invested during the three and twelve months ended December 31, 2022, as described above, the initial weighted average cash lease yields related to those properties are based on information available as of December 31, 2022, and are subject to certain assumptions and uncertainties (including those discussed in the penultimate paragraph under this caption “--Acquisitions Update”), and therefore are subject to change and do not purport to be indicative of the percentages or yields as of or for any future date or period.

As of January 6, 2023, we had entered into agreements or letters of intent to acquire additional properties with an aggregate estimated purchase price of approximately $1.3 billion, at an estimated initial weighted average cash lease yield of approximately 7.1%, consisting of approximately $1.1 billion aggregate estimated purchase price for properties as to which we had entered into acquisition agreements and approximately $0.2 billion aggregate estimated purchase price for properties as to which we have entered into letters of intent. The estimated initial weighted average cash lease yields related to these properties are based on information available as of January 6, 2023 and are subject to certain assumptions and uncertainties (including those discussed below) and therefore are subject to change and do not purport to be indicative of the percentages or yields as of or for any future date or period. The foregoing acquisition totals exclude investments in properties under development or expansion.

The initial average cash lease yield for a property is generally computed as estimated contractual first year cash net operating income, which, in the case of a net leased property, is equal to the aggregate cash base rent payable for the first full year of each lease (or, in the case of properties expected to be acquired, calculated using the estimated aggregate cash base rent payable pursuant to the lease for the first full year following the estimated closing date), divided by the total cost of the property (including transaction costs or, in the case of properties expected to be acquired, including estimated transaction costs). In the case of a property under development or expansion, the contractual lease rate is generally fixed such that rent varies based on the actual total investment in order to provide a fixed rate of return. When the lease does not provide for a fixed rate of return on a property under development or expansion, the initial average cash lease yield is computed as follows: estimated cash net operating income (determined by the lease) for the first full year of each lease, divided by our projected total investment in the property, including land, construction and capitalized interest costs. Since it is possible that a client could default on the payment of contractual rent or that the actual cash base rent, total cost or cash lease yield could differ from our expectations or estimates, we cannot provide assurance that the actual initial weighted average cash lease yields on the applicable properties will not be lower than those described above.

The acquisition of properties is subject to numerous uncertainties, including various closing conditions, and there can be no assurance that the properties for which we have entered into letters of intent (which are non-binding and therefore can be terminated by the buyer or the seller) or acquisition agreements will be acquired at the prices or on the timetable or other terms currently contemplated, or at all, or that we will enter into binding agreements to acquire properties as to which we have entered into letters of intent. Furthermore, the initial weighted average cash lease yield for the properties subject to such acquisition agreements and letters of intent are subject to numerous uncertainties, including the uncertainties disclosed in the prior paragraph, and there can be no assurance that we will achieve the initial weighted average cash lease yield set forth above for these properties.

Liquidity and Capital Markets

ATM Equity Capital Raising

As of December 31, 2022, there were approximately 6.7 million shares of common stock subject to forward sale agreements through our at-the-market (“ATM”) program, representing approximately $0.4 billion in estimated net proceeds (assuming full physical settlement of all outstanding shares of common stock subject to such forward sale agreements and certain assumptions made with respect to settlement dates), which have been executed but not settled. During the three months ended December 31, 2022, we executed forward sale agreements relating to approximately 19.9 million shares of common stock, representing approximately $1.3 billion in estimated net proceeds (assuming full physical settlement of all outstanding shares of common stock subject to such forward sale agreements and certain assumptions made with respect to settlement dates). In addition, during the three months ended December 31, 2022, we settled approximately 33.1 million shares of common stock previously sold pursuant to forward sale agreements through our ATM program for approximately $2.2 billion of net proceeds (including approximately 20.0 million shares representing approximately $1.3 billion of net proceeds that were outstanding but not settled as of September 30, 2022).

Liquidity

As of December 31, 2022, we had a cash and cash equivalents balance of approximately $185.6 million, including approximately £70.9 million denominated in Sterling and €14.8 million denominated in Euro. In addition, we had $2.03 billion of outstanding borrowings under our revolving credit facility, including approximately €1.82 billion denominated in Euro and £70.0 million denominated in Sterling thereunder, and $702.3 million of outstanding borrowings under our commercial paper programs, including approximately €361.0 million of Euro-denominated borrowings, as of December 31, 2022. On January 6, 2023, we entered into a term loan agreement which provides for a $90.0 million U.S. Dollar denominated term loan, a £705.0 million Sterling denominated term loan and a €85.0 million Euro denominated term loan.

Theater Industry Update

For quarter ended December 31, 2022, we collected 100% of the contractual rent across our theater portfolio.

Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by the Company’s management, involve uncertainties that could significantly affect the financial condition or operating results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, potential liability for a failure to meet regulatory or tax-related requirements, including the maintenance of REIT status; other risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with our geographic concentration; risks associated with the industry concentration of clients (including those in the theater industry); costs related to uninsured losses, condemnation, or environmental issues; changes in local, national and international financial markets, insurance rates and interest rates; general adverse economic and local real estate conditions; the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; foreign currency exchange rates; increases in operating costs and real estate taxes; changes in dividend policy or ability to pay dividends for the Company’s common stock; impairment charges; the impact of the COVID-19 pandemic; the impact of future pandemics on us, our business, our clients or the economy generally; and those additional risks and factors discussed in reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Company. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect these forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: January 9, 2023	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary